Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inspira Technologies Oxy B.H.N. Ltd.

2 Ha-Tidhar St.

Rananna 4366504, Israel

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-259057,333-277980, 333-285565, 333-290162 and 333-292592) and Form F-3 (Nos. 333-284308 and 333-289324) of Inspira Technologies Oxy B.H.N Ltd (“the Company”) of our report dated March 25, 2026, relating to the financial statements of the Company which appears in this Annual Report on Form 20-F.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

March 26, 2026